Exhibit 99.1

Seneca Financial Announces Results of Special Meetings of
Stockholders and Members

BALDWINSVILLE, N.Y. — September 30, 2025 — Seneca Financial Corp. (“Seneca Financial”) (OTCID: SNNF), the holding company for Seneca Savings (the “Bank”), announced today that at special meetings held on September 30, 2025, the stockholders of Seneca Financial and the members of Seneca Financial MHC (depositors and certain borrowers of the Bank) approved the Plan of Conversion and Reorganization in connection with Seneca Financial MHC’s previously announced plan to convert from the mutual holding company to the fully public stock holding company form of organization and the Bank’s conversion from a federal savings bank to a national bank.

The closing of the conversion and the stock offering of Seneca Bancorp, Inc. remains subject to receipt of final regulatory approvals and customary closing conditions.

About Seneca

Seneca Financial is the mid-tier holding company of Seneca Savings, a federally chartered savings association headquartered in Baldwinsville, New York. The Bank has five full-service locations in Onondaga and Madison Counties in New York. Seneca Financial’s common stock is quoted on the OTCID Market as “SNNF”. Additional information about Seneca Savings is available at www.senecasavings.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on current expectations, estimates and projections about Seneca Financial’s and Seneca Bancorp, Inc.’s (together, the “Company”) and the Bank’s industry, and management’s beliefs and assumptions. Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward-looking statements. Such statements reflect management’s current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve and are subject to significant risks, contingencies, and uncertainties, many of which are difficult to predict and are generally beyond our control including, but not limited to, that the proposed transaction may not be timely completed, if at all, that required final regulatory approvals are not timely received, if at all, or that other customary closing conditions are not satisfied in a timely manner, if at all, economic conditions, the effect of changes in monetary and fiscal policy, inflation, tariffs, unanticipated changes in our liquidity position, climate change, geopolitical conflicts, public health issues, increased unemployment, deterioration in the credit quality of the loan portfolio and/or the value of the collateral securing repayment of loans, reduction in the value of investment securities, the cost and ability to attract and retain key employees, regulatory or legal developments, tax policy changes, data loss or other security breaches and our ability to implement and execute our business plan and strategy and expand our operations. These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements, as our financial performance could differ materially due to various risks or uncertainties. We do not undertake to publicly update or revise our forward-looking statements if future changes make it clear that any projected results expressed or implied therein will not be realized.
This press release is neither an offer to sell nor a solicitation of an offer to buy common stock.  The offer is made only by the prospectus when accompanied by a stock order form.  The shares of common stock to be offered for sale by Seneca Bancorp are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation or by any other government agency.

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Contact:
Joseph G. Vitale
President and Chief Executive Officer
Seneca Bancorp, Inc.
35 Oswego Street
Baldwinsville, New York 13027
(315) 638-0233